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                                  Exhibit 99.1

                           TENDER AND VOTING AGREEMENT
                           ---------------------------

         THIS VOTING AGREEMENT, dated as of January 26, 2004, is between Green Valley Acquisition Co., LLC ("Buyer"), a Pennsylvania limited liability company, and the undersigned stockholder (the "Stockholder").

         WHEREAS, Buyer and Uni-Marts, Inc., a Delaware Corporation ("Company"), intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") contemporaneously herewith, pursuant to which Company will merge (the "Merger") with and into Buyer;

         WHEREAS, as of the date hereof, Stockholder owns (either beneficially or of record) or otherwise controls the number of shares of the Company's Common Stock ("Common Stock"), indicated on the signature page of this Agreement (all such shares, and any shares hereafter acquired by Stockholder prior to the termination of this Agreement being referred to herein as the "Shares"); and

         WHEREAS, as a condition to Buyer's willingness to enter into the Merger Agreement and proceed with the Merger, Buyer has required that Stockholder agree and, in order to induce Buyer to enter into the Merger Agreement and proceed with the Merger, Stockholder has agreed to enter into this Agreement.

         NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

         1. No Inconsistent Arrangements. Until the Termination Date (defined below), Stockholder shall not (a) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares to any person; or (ii) deposit any of the Shares into escrow, a voting trust or a voting agreement or grant a proxy with respect to any of the Shares, except as provided in this Agreement. For the purposes of this Agreement, "Termination Date" means the earlier to occur of (i) the date and time of any valid termination of the Merger Agreement pursuant its terms (other than a termination effected by Buyer in connection with the Offer (as defined in the Merger Agreement) contemplated by Buyer pursuant to Section 7.6 of the Merger Agreement), or (ii) the date and time of effectiveness of the Merger in accordance with the terms and conditions of the Merger Agreement.

         2. Voting Agreement. Until the Termination Date, at any meeting of the stockholders of Company or any adjournment thereof, however called, or in any other circumstances upon which its vote, consent, or other approval is sought, Stockholder shall vote or cause to be voted the Shares: (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement; (ii) against any Third Party Acquisition (as defined in the Merger Agreement), other than the Merger Agreement or the transactions contemplated thereby; and (iii) against any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transaction contemplated by the Merger Agreement, or any of the transactions contemplated by this Agreement.
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         3. Grant of Irrevocable Proxy.

                  (a) Stockholder hereby constitutes and appoints Buyer, which shall act by and through Daniel Sahakian and Henry Sahakian (each, a "Proxy Holder"), or either of them, with full power of substitutions, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of Company's stockholders called for purposes of considering whether to approve the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or any Third Party Acquisition, or to execute a written consent of stockholders in lieu of any such meeting, all of the Shares held of record or beneficially by Stockholder or which Stockholder otherwise controls as of the date of such meeting or written consent (i) in favor of the approval of the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, (ii) against any Third Party Acquisition and (iii) against any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transaction contemplated by the merger Agreement, or any of the transactions contemplated by this Agreement. Such proxy shall be limited strictly to the power to vote the Shares in the manner set forth in the preceding sentence and shall not extend to any other matters.

         4. Tender Pursuant to Section 7.6 of the Merger Agreement. In the event that Buyer commences an Offer pursuant to Section 7.6 of the Merger Agreement, Stockholder hereby agrees with Buyer that Stockholder will (i) promptly after the date of commencement of the Offer (but in all events not later than five (5) business days thereafter), tender to Buyer all Shares held of record or beneficially by Stockholder on such date (the "Tendered Shares") and (ii) tender to Buyer promptly after Stockholder's acquisition thereof (but in all events not later than five (5) business days thereafter) all other Shares of Company's Common Stock acquired and held of record or beneficially by Stockholder or which Stockholder otherwise controls at any time prior to the date on which Buyer accepts shares tendered to Buyer pursuant to the Offer or the date on which the Offer is terminated or expires without Buyer's having accepted shares for payment; all such subsequently tendered Shares shall constitute "Tendered Shares" for all purposes of this Agreement. Stockholder agrees not to withdraw any of the Tendered Shares unless the Offer is terminated or has expired without Buyer's having accepted the Tendered Shares for payment. Stockholder acknowledges and agrees that Buyer's obligation to accept for payment and pay for the Tendered Shares is subject to all the terms and conditions of the Offer.

         5. Certain Events. If, on or after the date of this Agreement, there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by Company as a result of which shares of any class of stock or other securities shall be issued in respect of any Shares, or if any Shares shall be changed into the same or a different number of shares of the same or another class of stock or other securities, or upon any other acquisition of any securities of Company in any other manner, and whether in compliance with the provisions of this Agreement or otherwise, any such shares or other securities shall, from and after their receipt or acquisition by Stockholder, constitute additional Shares of Stockholder.

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         6. No Solicitation. Except as permitted by the Merger Agreement,
Stockholder agrees that between the date of this Agreement and the Termination Date, Stockholder will not directly or indirectly: (i) solicit, initiate, or take an action intended to encourage or induce the making, submission or announcement of any Third Party Acquisition; or (ii) engage or participate in any discussions or negotiations with any person (other than any officer, director, controlled affiliate or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries) regarding, or furnish to any person any information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Third Party Acquisition. Stockholder will immediately cease and cause to be terminated any discussions or negotiations between Stockholder and any other parties that may be ongoing with respect to any Third Party Acquisition. Stockholder will promptly advise Buyer orally and in writing of any Third Party Acquisition proposal received by Stockholder or any request for information with respect to any Third Party Acquisition received by Stockholder, the material terms and conditions of such Third Party Acquisition or request and the identity of the person making such Third Party Acquisition proposal or request. This Agreement does not affect or restrict Stockholder's actions taken or not taken in his or her capacity as a director or officer of Company.

         7. Further Assurances. Stockholder shall perform such further acts and execute any further documents and instruments as may reasonably be required to vest in Buyer the power to carry out the provisions of this Agreement.

         8. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Buyer as follows:

                  (a) Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and this Agreement constitutes the valid and binding obligation of Stockholder, enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or to Stockholder's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any person or public authority is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

                  (b) Stockholder is the record or beneficial owner of, or otherwise has the right to control, the number of Shares set forth on the signature page of this Agreement. Stockholder does not beneficially own, or have any existing right to acquire, any securities of Company other than as indicated on the signature page of this Agreement. Stockholder has voting power with respect to the matters set forth in Section 2 hereof with respect to all of the Shares set forth on the signature page hereof, with no limitations, qualifications or restrictions on such rights except as may be set forth in any trust agreement where Stockholder is acting as trustee.

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         9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Buyer. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective, heirs, legal representatives, successors and permitted assigns of the parties hereto.

         10.      General Provisions.

                  (a) Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

                  (b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (c) Amendments. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the parties hereto.

                  (d) Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

                  If to Buyer:

                                    Green Valley Acquisition Co., LLC
                                    c/o Ara Kervandjian and
                                    Paul Levinsohn
                                    477 East Beaver Avenue
                                    State College, PA  16801-5696
                                    Telecopier:  (814) 234-3277



                  If to Stockholder, to the Stockholder's address indicated on the signature page to this Agreement.


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                  (e) Descriptive Headings: Definitions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

                  (f) Counterparts and Effectiveness. This Agreement may be executed in two counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same agreement.

                  (g) Entire Agreement. This Agreement (including the documents and instruments referred to herein) and the Proxy constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (h) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its provisions concerning conflict of laws.

           IN WITNESS WHEREOF, Buyer and Stockholder have caused this Agreement to be signed, as of the date first written above.


GREEN VALLEY ACQUISITION CO., LLC           STOCKHOLDER

By:                                         By:
     -------------------------------             ------------------------------
                                                     Signature
Name                                        Name:
    --------------------------------             ------------------------------

Title                                       Title:
     -------------------------------              -----------------------------

                                            Address:
                                                      -------------------------

                                            Telephone:
                                                      ------------------

                                            Shares owned of record or
                                            beneficially or which
                                            Stockholder otherwise
                                            controls: ___________________

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